UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Cardiovascular Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

As previously disclosed, on February 8, 2023, Cardiovascular Systems, Inc., a Delaware corporation (“CSI”), Abbott Laboratories, an Illinois corporation (“Abbott”), and Cobra Acquisition Co., a Delaware corporation and a direct wholly-owned subsidiary of Abbott (“Merger Sub”), entered into an Agreement and Plan of Merger (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”) providing for the acquisition of CSI by Abbott. Upon the terms and subject to the conditions of the Merger Agreement, Abbott will acquire CSI via the merger of Merger Sub with and into CSI, with the separate corporate existence of Merger Sub thereupon ceasing and CSI continuing as the surviving corporation and a wholly-owned subsidiary of Abbott (the “Merger”).

Following the announcement of the signing of the Merger Agreement and as of the date of this Schedule 14A (this “Schedule 14A”), three lawsuits have been filed, one draft compliant has been delivered to CSI, but, as of the date of this Schedule 14A, has not been filed with any court, and six demand letters have been delivered to CSI, by purported stockholders of CSI challenging disclosures made in the preliminary proxy statement filed by CSI with the U.S. Securities and Exchange Commission (the “SEC”) on March 13, 2023 or in the definitive proxy statement (the “Proxy Statement”) filed by CSI with the SEC on March 23, 2023, and sent by CSI to its stockholders commencing on March 23, 2023, as applicable.

CSI believes that these lawsuits and demands are without merit and that no supplemental disclosure to the Proxy Statement is required under any applicable law, rule or regulation. However, solely to eliminate the burden and expense of potential litigation, CSI is providing the supplemental information set forth in this Schedule 14A. CSI is also providing additional supplemental disclosures regarding the expiration of the waiting period applicable to the consummation of the Merger under the Hart–Scott–Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

This Schedule 14A is being filed to amend and supplement the Proxy Statement. The information contained in this Schedule 14A is incorporated by reference into the Proxy Statement. All page references in this Schedule 14A are to pages in the Proxy Statement. Terms used in this Schedule 14A, but not otherwise defined herein, have the meanings ascribed to such terms in the Proxy Statement.

To the extent that information in this Schedule 14A differs from, or updates information contained in, the Proxy Statement, the information in this Schedule 14A shall supersede or supplement the information in the Proxy Statement. Except as otherwise described in this Schedule 14A or the documents referred to, contained in or incorporated by reference in this Schedule 14A, the Proxy Statement, the annexes to the Proxy Statement and the documents referred to, contained in or incorporated by reference in the Proxy Statement are not otherwise modified, supplemented or amended.

The supplemental information in this Schedule 14A should be read in conjunction with the Proxy Statement, which we urge you to read in its entirety. Nothing in this Schedule 14A shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein.

If you have not already submitted a proxy for use at the Special Meeting, you are urged to do so promptly. This Schedule 14A does not affect the validity of any proxy card or voting instructions that you may have previously received or delivered. No action is required by you if you have previously delivered a proxy or voting instructions and you do not wish to revoke or change that proxy or voting instructions.

SUPPLEMENTAL DISCLOSURES TO THE PROXY STATEMENT

1.          The following disclosures replace the disclosures that previously appeared in the second paragraph under the section of the Proxy Statement titled “Required Regulatory Approvals” beginning on page 8. The modified text is underlined (where added) and struck-through (where deleted) below.

“CSI and Abbott have agreed to use reasonable best efforts to obtain all regulatory approvals that may be or become necessary to consummate the Merger and the other transactions contemplated by the Merger Agreement, subject to certain limitations as set forth in the Merger Agreement, including the limitation that Abbott not be required to accept any Burdensome Condition. CSI and Abbott filed notification and report forms under the HSR Act with the Department of Justice Antitrust Division (“DOJ”) and the Federal Trade Commission (“FTC”) on March 13, 2023. At 11:59 p.m., Eastern Time, on April 12, 2023, the waiting period applicable to the Merger under the HSR Act expired. Accordingly, the condition relating to the expiration or termination of the waiting period under the HSR Act has been satisfied. The Merger continues to be subject to the remaining conditions set forth in the Merger Agreement.”

2.          The following disclosures replace the disclosures that previously appeared under the section of the Proxy Statement titled “Legal Proceedings Regarding the Merger” beginning on page 11. The modified text is underlined (where added) and struck-through (where deleted) below.

“As of ~~March 23, 2023~~ the date of this Schedule 14A, ~~a complaint has~~ three complaints have been filed in federal court by ~~a~~ purported ~~stockholder~~ stockholders related to the Merger. Additionally, as of the date of this Schedule 14A, a fourth complaint by a purported stockholder has been delivered to CSI, but has not been filed with any court. The first complaint was filed on March 17, 2023, in the United States District Court for the Southern District of New York and is captioned O’Dell v. Cardiovascular Systems, Inc., et al., Case No. 1:23-cv-02293 ~~(the “Complaint”)~~. The second complaint was filed on March 30, 2023, in the United States District Court for the Southern District of New York and is captioned Jenkins v. Cardiovascular Systems, Inc., et al., Case No. 1:23-cv-02663. The third complaint was filed on March 30, 2023, in the United States District Court for the District of Delaware and is captioned Morgan v. Cardiovascular Systems, Inc., et al., Case No. 1:23-cv-00366. The aforementioned four complaints are collectively referred to herein as the “Complaints”. The ~~Complaint~~ Complaints ~~names~~ name as defendants CSI and each member of the Board of Directors, which collectively with CSI, we refer to as the “CSI Defendants” in this proxy statement. The ~~Complaint~~ Complaints ~~alleges~~ allege violations of Section 14(a) of the Exchange Act against all CSI Defendants and ~~alleges~~ allege violations of Section 20(a) of the Exchange Act against the members of the Board of Directors in connection with the disclosures made by the CSI Defendants related to the Merger. The ~~Complaint~~ Complaints ~~alleges~~ allege that CSI’s preliminary proxy statement on Schedule 14A filed with the SEC on March 13, 2023 and this proxy statement omitted or misrepresented material information therein. The ~~Complaint~~ Complaints collectively ~~seeks~~ seek (i) injunctive relief preventing the consummation of the Merger, unless and until certain information, as requested in the ~~Complaint~~ Complaints, is disclosed, (ii) rescission of the Merger Agreement, to the extent already implemented, or rescissory damages, (iii) direction of the CSI Defendants to account to the plaintiff for all damages purportedly suffered by plaintiff as a result of the CSI Defendants’ alleged wrongdoing, (iv) an award of plaintiff’s costs and disbursements of the action, including reasonable attorneys’ and expert fees and expenses, (v) an order directing the Board of Directors to file a proxy statement on Schedule 14A that does not contain any untrue statements of material fact, (vi) an order declaring that CSI Defendants violated Sections 14(a) and/or 20(a) of the Exchange Act, and ~~(v)~~ (vii) such other and further equitable relief as the court may deem just and proper.

In addition, as of ~~March 23, 2023~~ the date of this Schedule 14A, CSI has received ~~four~~ six demand letters (the “Demand Letters”) from counsel to purported stockholders, which generally seek to have certain information allegedly omitted from the preliminary proxy statement on Schedule 14A filed with the SEC on March 13, 2023 and this proxy statement be disclosed.

The CSI Defendants believe the allegations and claims asserted in the ~~Complaint~~ Complaints and the Demand Letters are without merit and that the disclosures in the preliminary proxy statement on Schedule 14A filed with the SEC on March 13, 2023, and this proxy statement comply fully with applicable law. For more information, see the section of this proxy statement titled “The Merger—Legal Proceedings Regarding the Merger.””

3.          The following disclosures replace the disclosures that previously appeared as the answer to the question titled “When do you expect the Merger to be completed?” on page 13. The modified text is underlined (where added) and struck-through (where deleted) below.

“We are working toward completing the Merger as promptly as possible. In order to complete the Merger, we must obtain the Stockholder Approval described in this proxy statement, and the other conditions to closing under the Merger Agreement must be satisfied or waived. The conditions to closing include the expiration or termination of the waiting period under the HSR Act applicable to the Merger and the other transactions contemplated by the Merger Agreement (or any extension thereof, including the expiration or termination of any timing agreement entered into with any governmental authority) and the receipt of all consents, approvals or authorizations of, declarations or filings with or notices to any governmental authority pursuant to any other applicable competition law or foreign investment law in connection with the consummation of the Merger and the transactions contemplated by the Merger Agreement, as reasonably determined by Abbott to be applicable to the Merger and the other transactions contemplated by the Merger Agreement, in each case, without the imposition of any Burdensome Condition (as defined in the section of this proxy statement titled “Proposal 1: Adoption of the Merger Agreement—Regulatory Filings”). CSI and Abbott filed notification and report forms under the HSR Act with the DOJ and the FTC on March 13, 2023. ~~Since the Merger is subject to a number of~~ At 11:59 p.m., Eastern Time, on April 12, 2023, the waiting period applicable to the Merger under the HSR Act expired. Accordingly, the condition relating to the expiration or termination of the waiting period under the HSR Act has been satisfied. The Merger continues to be subject to the remaining conditions~~,~~ set forth in the Merger Agreement, and therefore the exact timing of the Merger cannot be determined at this time. For more information, please see the sections of this proxy titled “The Merger—Required Regulatory Approvals,” “Proposal 1: Adoption of the Merger Agreement—Regulatory Filings” and “Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Merger.”

4.          The following disclosures replace the disclosures that previously appeared in the third paragraph under the section of the Proxy Statement titled “Background of the Merger” beginning on page 26. The modified text is underlined (where added) and struck-through (where deleted) below.

“Between October 2020 and May 2022, we were approached by five parties, either directly or through their representatives, who expressed an initial interest in learning more about CSI for the purpose of potentially considering an acquisition of CSI. Four of these parties were larger companies in the medical technology industry, and one was a private equity firm. None of these parties ultimately submitted any firm proposal to acquire us. In each case, we engaged in preliminary discussions with the party through a management presentation and, in the case of three of the parties, provision of certain confidential information pursuant to a confidentiality agreement. However, each of these five parties declined to pursue further discussions to acquire us following the initial meetings, and we did not at any point commence a sale process. The last of these declinations occurred in August 2022. In addition, during this period, Scott Ward, our Chairman, Chief Executive Officer and President was informed by an investment banking contact who he has known for several years that two other parties informed him that they were looking at CSI as a potential acquisition target, but neither of these parties engaged in any discussions with us, or, to our knowledge, this investment banking contact regarding an acquisition of CSI. Abbott was not one of these seven parties. In addition to these inquiries, Mr. Ward has periodically received inquiries from two similarly sized peer companies about a potential merger of equals at a future time. However, neither of those companies has made any proposal and no discussions commenced. One of the confidentiality agreements with a potentially interested party, entered into in 2022, included a standstill provision that had not expired at the time Abbott contacted CSI in November 2022. The standstill provision contained in that confidentiality agreement prohibited such party, for an agreed-upon period from the date of such confidentiality agreement, from offering to acquire or acquiring CSI and from taking certain other actions, including soliciting proxies, without the prior consent of CSI.  This agreement did not include a so-called “don’t ask, don’t waive” provision and provided the potentially interested party the right to make certain confidential proposals to CSI.  It also provided for certain customary “fall-away provisions” to the standstill, including, among other things, in the event CSI entered into a definitive agreement with any third party for a change of control transaction such as the Merger. Pursuant to the foregoing provisions, the standstill restrictions in this confidentiality agreement automatically terminated upon CSI’s entry into the Merger Agreement.”

5.          The following table is added as additional disclosure directly below the third paragraph under the section of the Proxy Statement titled “Public Trading Multiples” beginning on page 43.

Selected Publicly Traded Companies	FV/2023E Revenue Multiple
Tandem Diabetes Care, Inc.	2.9x
AtriCure, Inc.	5.3x
Nevro Corp	2.7x
Artivion, Inc.	2.7x
AngioDynamics, Inc.	1.4x
Axogen, Inc.	2.6x
Pulmonx Corporation	3.4x

6.          The following table is added as additional disclosure below the third paragraph under the section of the Proxy Statement titled “Selected Transaction Multiples Analysis” beginning on page 44.

Selected Transactions		FV/NTM Revenue Multiple
Acquiror	Target
Stryker Corporation	K2M Group Holdings, Inc.	4.2x
TPG Partners VII, LP	Exactech, Inc.	2.5x
Medtronic PLC	HeartWare International, Inc.	4.4x
Royal Philips NV	Volcano Corp.	2.9x
Spectranetics Corp.	AngioScore Inc.	3.7x
Smith & Nephew PLC	ArthroCare Corp.	3.7x
Medtronic, Inc.	ATS Medical, Inc.	4.5x

7.          The following disclosures replace the disclosures that previously appeared under the section of the Proxy Statement titled “Arrangements with Abbott” beginning on page 46. The modified text is underlined (where added) and struck-through (where deleted) below.

“As of the date of this ~~proxy statement~~ Schedule 14A, none of our directors or executive officers has entered into any agreement with Abbott regarding employment with, or compensation to be received from, Abbott or the surviving corporation on a going-forward basis following the consummation of the Merger, and there have been no discussions of any such arrangements between Abbott and any of our directors or executive officers. None of Abbott’s proposals or indications of interest proposed or contemplated that our directors or officers would enter into agreements with Abbott regarding employment with, or compensation to be received from, Abbott or the surviving corporation following the consummation of the Merger, nor did any such proposals or indications of interest propose, contemplate, or obligate our directors or officers to purchase or participate in the equity of the surviving corporation. Prior to and following the Closing, however, certain of our executive officers may have discussions, and following the Closing, may enter into agreements with Abbott or the surviving corporation, or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, Abbott, the surviving corporation or one or more of their affiliates.”

8.          The following disclosures replace the disclosures that previously appeared in the first paragraph under the section of the Proxy Statement titled “Required Regulatory Approvals” beginning on page 63. The modified text is underlined (where added) and struck-through (where deleted) below.

“The Merger is subject to the provisions of the HSR Act and cannot be completed until each of CSI and Abbott file a notification and report form with the DOJ and the FTC under the HSR Act and the waiting period under the HSR Act applicable to the Merger and the other transactions contemplated by the Merger Agreement (or any extension thereof including the expiration or termination of any timing agreement entered into with any governmental authority) has expired or been terminated. CSI and Abbott filed notification and report forms under the HSR Act with the DOJ and the FTC on March 13, 2023. Under the HSR Act, certain acquisitions may not be completed until information has been furnished to the DOJ and the FTC and the applicable HSR Act waiting period requirements have been satisfied. The waiting period under the HSR Act applicable to the Merger is 30 calendar days, unless the waiting period is terminated earlier (provided, however, that the FTC has temporarily suspended granting early termination other than in narrow circumstances that do not apply during the initial 30 day waiting period), extended by a request for additional information and documentary materials (which we refer to as a “Second Request”), or restarted if Abbott voluntarily withdraws and refiles, which commences a new 30 calendar day waiting period.  ~~If the DOJ or FTC issues a Second Request, the parties must observe a separate 30-day waiting period, which would begin to run only after both parties have substantially complied with such Second Request, unless the waiting period is terminated earlier or the parties agree to extend the waiting period (or commit not to consummate the transaction for a specified period of time)~~ At 11:59 p.m., Eastern Time, on April 12, 2023, the waiting period applicable to the Merger under the HSR Act expired. Accordingly, the condition relating to the expiration or termination of the waiting period under the HSR Act has been satisfied. The Merger continues to be subject to the remaining conditions set forth in the Merger Agreement.”

9.          The following disclosures replace the disclosures that previously appeared under the section of the Proxy Statement titled “Legal Proceedings Regarding the Merger” beginning on page 64. The modified text is underlined (where added) and struck-through (where deleted) below.

“As of ~~March 23, 2023~~ the date of this Schedule 14A, ~~a complaint has~~ three complaints have been filed in federal court by ~~a~~ purported ~~stockholder~~ stockholders related to the Merger. Additionally, as of the date of this Schedule 14A, a fourth complaint by a purported stockholder has been delivered to CSI, but has not been filed with any court. The first complaint was filed on March 17, 2023, in the United States District Court for the Southern District of New York and is captioned O’Dell v. Cardiovascular Systems, Inc., et al., Case No. 1:23-cv-02293 ~~(the “Complaint”)~~. The second complaint was filed on March 30, 2023, in the United States District Court for the Southern District of New York and is captioned Jenkins v. Cardiovascular Systems, Inc., et al., Case No. 1:23-cv-02663. The third complaint was filed on March 30, 2023, in the United States District Court for the District of Delaware and is captioned Morgan v. Cardiovascular Systems, Inc., et al., Case No. 1:23-cv-00366. The aforementioned four complaints are collectively referred to herein as the “Complaints”. The ~~Complaint~~ Complaints ~~names~~ name as defendants CSI and each member of the Board of Directors, which collectively with CSI, we refer to as the “CSI Defendants” in this proxy statement. The ~~Complaint~~ Complaints ~~alleges~~ allege violations of Section 14(a) of the Exchange Act against all CSI Defendants and ~~alleges~~ allege violations of Section 20(a) of the Exchange Act against the members of the Board of Directors in connection with the disclosures made by the CSI Defendants related to the Merger. The ~~Complaint~~ Complaints ~~alleges~~ allege that CSI’s preliminary proxy statement on Schedule 14A filed with the SEC on March 13, 2023 and this proxy statement omitted or misrepresented material information therein. The ~~Complaint~~ Complaints collectively ~~seeks~~ seek (i) injunctive relief preventing the consummation of the Merger, unless and until certain information, as requested in the ~~Complaint~~ Complaints, is disclosed, (ii) rescission of the Merger Agreement, to the extent already implemented, or rescissory damages, (iii) direction of the CSI Defendants to account to the plaintiff for all damages purportedly suffered by plaintiff as a result of the CSI Defendants’ alleged wrongdoing, (iv) an award of plaintiff’s costs and disbursements of the action, including reasonable attorneys’ and expert fees and expenses, (v) an order directing the Board of Directors to file a proxy statement on Schedule 14A that does not contain any untrue statements of material fact, (vi) an order declaring that CSI Defendants violated Sections 14(a) and/or 20(a) of the Exchange Act, and ~~(v)~~ (vii) such other and further equitable relief as the court may deem just and proper.

In addition, as of ~~March 23, 2023~~ the date of this Schedule 14A, CSI has received ~~four~~ six demand letters (the “Demand Letters”) from counsel to purported stockholders, which generally seek to have certain information allegedly omitted from the preliminary proxy statement on Schedule 14A filed with the SEC on March 13, 2023 and this proxy statement ~~be~~ disclosed.

The CSI Defendants believe the allegations and claims asserted in the ~~Complaint~~ Complaints and the Demand Letters are without merit and that the disclosures in the preliminary proxy statement on Schedule 14A filed with the SEC on March 13, 2023, and this proxy statement comply fully with applicable law. We cannot predict the outcome of, or estimate the possible loss or range of loss from, these matters. It is possible that additional or similar complaints or demand letters may be filed against, or received by, CSI, the Board of Directors, or Abbott. If such additional complaints are filed or demand letters received, absent new or different allegations that are material, we will not necessarily announce such additional complaints or demand letters.”

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This filing has been prepared in respect of the Merger, and may be deemed to be soliciting material relating to the Merger. In connection with the Merger, CSI has filed with the SEC preliminary and definitive proxy statements relating to the Merger Agreement, the Merger, and the other transactions contemplated thereby, and other relevant documents. The Proxy Statement was sent by CSI commencing on March 23, 2023 to its stockholders as of the close of business on March 14, 2023, the record date established for voting on the Merger Agreement, the Merger, and the other transactions contemplated thereby, and any other matters to be voted on at the Special Meeting as detailed in the Proxy Statement. BEFORE MAKING ANY VOTING DECISIONS, STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS THERETO, ANY OTHER SOLICITING MATERIALS, ANY DOCUMENTS WHICH ARE INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT CSI, ABBOTT, THE MERGER AGREEMENT, THE MERGER, AND RELATED MATTERS. Stockholders are or will be able to obtain a copy of the Proxy Statement, as well as other filings containing information about the Merger Agreement, the Merger, and the other transactions contemplated thereby that are filed by CSI with the SEC, free of charge on EDGAR at www.sec.gov or on the investor relations page of CSI’s website at www.investors.csi360.com.

PARTICIPANTS IN THE SOLICITATION

CSI and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CSI in respect of the Merger. Information about CSI’s directors and executive officers is set forth in the proxy statement for CSI’s 2022 Annual  Meeting of Stockholders, as revised, which was filed with the SEC on October 26, 2022, and its Annual Report on Form 10-K for the fiscal year ended June 30, 2022, which was filed with the SEC on August 18, 2022.

Other information regarding the participants in the proxy solicitation in connection with the Merger and a description of their interests, which may, in some cases, be different than those of CSI’s stockholders generally, is contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the Merger Agreement, the Merger, and the other transactions contemplated thereby, when they become available.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Schedule 14A contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to the Merger and the financial condition, results of operations and businesses of CSI. Some of these statements can be identified by terms and phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. CSI cautions readers of this Schedule 14A that such “forward looking statements,” wherever they occur in this Schedule 14A or in other statements attributable to CSI, are necessarily estimates reflecting the judgment of CSI’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.”

Factors that could cause CSI’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to, the risks detailed in CSI’s filings with the SEC, including in its most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this Schedule 14A, and the following factors:

•
the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain Stockholder Approval to adopt the Merger Agreement or failure to satisfy the other conditions to the consummation of the Merger;

•	the risk that the Merger Agreement may be terminated in circumstances requiring us to pay the CSI Termination Fee of $26,500,000;

•	the potential disruption of management’s attention from our ongoing business operations due to the pendency of the Merger;

•
the effect of the announcement of the Merger on our ability to retain and hire key personnel and maintain relationships with customers, suppliers, distributors and others with whom we do business, or on our operating results and business generally;

•	the amount of the costs, fees, expenses and charges related to the Merger Agreement or the Merger;

•	the risk that our stock price may decline significantly if the Merger is not consummated;

•	the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against us and others; and

•
the fact that, if the Merger is completed, our stockholders will forego the opportunity to realize the potential long-term value of the successful execution of our current strategy as an independent public company.

Additional factors that could cause CSI’s actual outcomes or results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” sections of CSI’s Annual Report on Form 10-K for the period ended June 30, 2022 and Quarterly Reports on Form 10-Q for the periods ended September 30, 2022 and December 31, 2022, as such factors may be further updated from time to time in CSI’s other filings with the SEC. These reports are or will be accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in CSI’s filings with the SEC.

Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Our stockholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.